QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3

Consent of Independent Auditors

        We consent to the use of our report dated February 26, 2006 on the consolidated financial statements of Magna International Inc. as at December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, in connection with the Annual Report on Form 40-F of Magna International Inc. for the year ended December 31, 2005.

Toronto, Canada
March 29, 2006

/s/ ERNST & YOUNG LLP
Chartered Accountants

QuickLinks

Consent of Independent Auditors